                                     [LOGO]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

     IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                             MANNATECH, INCORPORATED
                                   #1289187-0

ARTICLES OF INCORPORATION                                       NOVEMBER 4, 1993
ARTICLES OF AMENDMENT                                           OCTOBER 25, 1995
ASSUMED NAME CERTIFICATE (2)                                   NOVEMBER 17, 1995
ARTICLES OF AMENDMENT                                            AUGUST 26, 1997
ARTICLES OF MERGER                                              NOVEMBER 7, 1997











                                   IN TESTIMONY WHEREOF, I HAVE HEREUNTO SIGNED
                                   MY NAME OFFICIALLY AND CAUSED TO BE IMPRESSED
     [SEAL] HEREON THE SEAL OF STATE AT MY OFFICE IN THE CITY OF AUSTIN, ON MARCH 9, 1998.



                                    /s/ Alberto R. Gonzales
                                   --------------------------------------------
                                             ALBERTO R. GONZALES            DEE
                                             SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                           EMPRISE INTERNATIONAL, INC.

                                   ARTICLE ONE

     The name of the corporation is EMPRISE INTERNATIONAL, INC.

                                   ARTICLE TWO

     The period of its duration is perpetual.

                                  ARTICLE THREE

     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock having a par value of $0.01 per share.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of a value of not less than One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

     The street address of the initial registered office of the corporation is 106 S. St. Mary's, Suite 800, San Antonio, Texas 78205, and the name of its initial registered agent at such address is James M. Doyle, Jr.

                                  ARTICLE SEVEN

     The number of directors constituting the initial Board of Directors of the corporation is two (2), and the names and addresses of the persons who are to serve as directors until their respective successors are elected and qualified are:

     Name                                         Address
     ----                                         -------

Samuel L. Caster                             801 Cobblestone
                                             Cedar Mill, Texas 75104

William C. Fioretti                          2937 Creekwood
                                             Grapevine, Texas 76051

                               ARTICLE EIGHT

     The name and address of the incorporator of the corporation is:

     Name                                         Address
     ----                                         -------

James M. Doyle, Jr.                          Suite 800, 106 S. St. Mary's
                                             San Antonio, Texas 78205

                                ARTICLE NINE

     The shareholders of this corporation shall have no pre-emptive rights to subscribe to or to acquire any additional, unissued or treasury shares of any class of the corporation, or any securities, bonds or debentures of the corporation convertible into or carrying a right to subscribe to or acquire shares, whether presently or hereinafter authorized, and all such rights are hereby expressly denied. Stock or other securities of the corporation may be issued or disposed of to such persons and on such terms as the Board of Directors of the corporation deems advisable, but at not less than the par value thereof.

                                   ARTICLE TEN



     Cumulative voting in the election of directors is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. The right to cumulate votes by giving one (1) candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principal among any number of such candidates, is expressly prohibited.

                                 ARTICLE ELEVEN

     No director of this corporation shall have personal liability to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as director, except that nothing in this Article shall eliminate or limit the liability of a director for (i) a breach of a director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated or limited by the provisions of this Article. A repeal or modification of any of the terms or provisions of this Article by the shareholders of this corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE TWELVE

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of November, 1993.


                                             /s/ James M. Doyle, Jr.
                                             ----------------------------------
                                             James M. Doyle, Jr.

                          ARTICLES OF AMENDMENT TO THE
            ARTICLES OF INCORPORATION OF EMPRISE INTERNATIONAL, INC.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation is EMPRISE INTERNATIONAL, INC.

                                   ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on October 9, 1995:

          RESOLVED, that Article One of the Articles of Incorporation of EMPRISE INTERNATIONAL, INC., be amended to read in its entirety as follows:

                                  "ARTICLE ONE

          The name of the corporation is MANNATECH, INCORPORATED."

     The amendment alters Article One of the original Articles of Incorporation and the full text of Article One as altered is as follows:

                                   ARTICLE ONE

          The name of the corporation is MANNATECH, INCORPORATED.

                                   ARTICLE III

     The number of shares of the corporation outstanding at the time of such adoption was 850 and the number of shares entitled to vote thereon was 850.

                                   ARTICLE IV

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 of the Texas Business Corporation Act adopting said amendment.

DATED:    October 9, 1995


                                        EMPRISE INTERNATIONAL, INC.


                                        By: /s/ Samuel L. Caster
                                           ------------------------------------
                                             Samuel L. Caster, President

                            ASSUMED NAME CERTIFICATE
                                       FOR
                              INCORPORATED BUSINESS

     Pursuant to the provisions of the Texas Assumed Business or Professional Name Act, Chapter 36, Title IV, of the Texas Business and Commerce Code, the undersigned certifies as follows:

     1. The assumed name under which such business is to be conducted or rendered is EMPRISE.

     2. The name of the corporation as stated in its Articles of Incorporation is MANNATECH, INCORPORATED.

     3. The corporation was incorporated under the laws of the State of Texas, and the address of its registered office in the State of Texas is 106 S. St. Mary's St., Suite 800, San Antonio, Texas 78205.

     4. The assumed name will be used for a period not to exceed ten years from the date of this Certificate.

     5.   The corporation is a business corporation.

     6. The address of the registered office of the corporation in the State of Texas is 106 S. St. Mary's St., Suite 800, San Antonio, Texas 78205, and the name of its registered agent at such address is James M. Doyle, Jr.

     7. Business services are being or are to be conducted under such assumed name in all counties in the State of Texas.

     To certify which, witness my hand this 30th day of October, 1995.

                                             MANNATECH, INCORPORATED


                                             By: /s/ Gary L. Watson
                                                ------------------------------
                                                  Gary L. Watson, Secretary

STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on  November 13 , 1995, by Gary
L. Watson, Secretary of Mannatech, Incorporated, a Texas corporation, on behalf of said corporation.



               TERRIE L. BAYLESS             /s/ Terrie L. Bayless
     [SEAL]    NOTARY PUBLIC                 ----------------------------------
               STATE OF TEXAS                Notary Public in and for
               COMM. EXP. 6-29-98            The State of Texas

                              ARTICLES OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                             MANNATECH, INCORPORATED


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I.

     The name of the corporation is MANNATECH, INCORPORATED.

                                   ARTICLE II.

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 15, 1997:

          RESOLVED that Article Four of the Articles of Incorporation be amended to read in its entirety as follows:


                                  "ARTICLE FOUR

          The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.0001 per share."

                                  ARTICLE III.

     The number of shares of the corporation issued and outstanding at the time of such adoption was 19,650; and the number of shares entitled to vote thereon was 19,650.

                                   ARTICLE IV.

     The number of shares voted for such amendment was 19,650; the number of shares voted against such amendment was zero. Accordingly, such amendment was unanimously approved by the shareholders.

                                   ARTICLE V.

     The holders of all of the shares outstanding entitled to vote on said amendment have signed a consent in writing adopting such amendment.

       DATED: May 15, 1997.


                                             MANNATECH, INCORPORATED




                                             BY: /s/ Sam Caster
                                                ------------------------------
                                                  SAM CASTER, President

                               ARTICLES OF MERGER
                                       OF
                              DOMESTIC CORPORATION


     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

     1.  A Plan of Merger adopted in accordance with the provisions of Article
5.04 of the Texas Business Corporation Act and providing for the merger of Eight Point Services, Inc., a Texas corporation, Triple Gold Business, Inc., a Texas corporation, Five Small Fry, Inc., a Texas corporation, Beta Nutrient Technology, Inc., a Texas corporation, and Mannatech, Incorporated, a Texas corporation, and resulting in Mannatech, Incorporated, a Texas corporation, being the surviving corporation in the merger, is attached hereto as EXHIBIT A and is incorporated herein by reference.

     2. The name of each of the undersigned corporations and the laws under which such corporation was organized are:


               Name of Corporation                     State
               -------------------                     -----
               Eight Point Services, Inc.              Texas
               Triple Gold Business, Inc.              Texas
               Five Small Fry, Inc.                    Texas
               Beta Nutrient Technology, Inc.          Texas
               Mannatech, Incorporated                 Texas

     3. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:


                                                                                    Number of Shares
                                   Number of Shares    Designation of               Entitled to Vote
Name of Corporation                Outstanding         Class or Series          As a Class or Series
-------------------                -----------         ---------------          --------------------
Eight Point Services, Inc.         10,000              Common                             None
Triple Gold Business, Inc.         10,000              Common                             None
Five Small Fry, Inc.               10,000              Common                             None
Beta Nutrient Technology, Inc.     10,000              Common                             None
Mannatech, Incorporated            10,000              Common                             None

     4. As to each of the undersigned corporations, the number of shares voted for and against the Plan of Merger are as follows:

Name of Corporation                Total Voted For     Total Voted Against
-------------------                ---------------     -------------------
Eight Point Services, Inc.         10,000              None
Triple Gold Business, Inc.         10,000              None
Five Small Fry, Inc.               10,000              None
Beta Nutrient Technology, Inc.     10,000              None
Mannatech, Incorporated            10,000              None


     Dated June 1, 1997.


                                   Eight Point Services, Inc.



                                   By: /s/ Charles E. Fioretti
                                      -----------------------------------------
                                        Charles E. Fioretti, President



                                   Triple Gold Business, Inc.



                                   By: /s/ Charles E. Fioretti
                                      -----------------------------------------
                                        Charles E. Fioretti, President




                                   Five Small Fry, Inc.



                                   By: /s/ Charles E. Fioretti
                                      -----------------------------------------
                                        Charles E. Fioretti, President




                                   Beta Nutrient Technology, Inc.



                                   By: /s/ Charles E. Fioretti
                                      -----------------------------------------
                                        Charles E. Fioretti, President

                                   Mannatech, Incorporated




                                   By: /s/ Samuel L. Caster
                                      -----------------------------------------
                                        Samuel L. Caster, President

                                    EXHIBIT A







                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             MANNATECH, INCORPORATED

                         (as the Surviving Corporation)

                                       AND

                           EIGHT POINT SERVICES, INC.,

                           TRIPLE GOLD BUSINESS, INC.

                            FIVE SMALL FRY, INC., AND

                         BETA NUTRIENT TECHNOLOGY, INC.

                       (as the Non-Surviving Corporations)

                            DATED AS OF JUNE 1, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1   Board and Shareholder Meetings. . . . . . . . . . . . . . . . . . . 1
     1.2   Execution of Articles of Merger . . . . . . . . . . . . . . . . . . 1
     1.3   Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2 TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . 2

     2.1   Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.3   Distributions with Respect to Unexchanged Shares. . . . . . . . . . 3
     2.4   Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . 3
     2.5   Stock Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3 REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. . . . . . . . . . 4

     3.1   Representations, Warranties and Certain Covenants of Non-Surviving
           Corporations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
           3.1.1   Due Organization and Authority. . . . . . . . . . . . . . . 4
           3.1.2   Capitalization. . . . . . . . . . . . . . . . . . . . . . . 4
     3.2   Representations and Warranties of Surviving Corporation . . . . . . 4
           3.2.1   Due Organization and Authority. . . . . . . . . . . . . . . 4
           3.2.2   Capitalization of Surviving Corporation . . . . . . . . . . 5

ARTICLE 4 COVENANTS OF NON-SURVIVING CORPORATIONS. . . . . . . . . . . . . . . 5

     4.1   Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.2   Operation of Business . . . . . . . . . . . . . . . . . . . . . . . 5
     4.3   Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5 COVENANTS OF SURVIVING CORPORATION . . . . . . . . . . . . . . . . . 5

     5.1   Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.2   Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 6 CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     6.1   Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 6
     6.2   Conditions to Obligations of Surviving Corporation. . . . . . . . . 6
           6.2.1   Representations, Warranties and Covenants . . . . . . . . . 6
           6.2.2   No Pending Litigation . . . . . . . . . . . . . . . . . . . 6

           6.2.3   No Material Adverse Change. . . . . . . . . . . . . . . . . 6
           6.2.4   Corporate Authorization of Merger . . . . . . . . . . . . . 7
           6.2.5   Dissenting Shareholders . . . . . . . . . . . . . . . . . . 7

     6.3   Conditions to Obligations of the Non-Surviving Corporations . . . . 7

           6.3.1   Representations, Warranties and Covenants . . . . . . . . . 7
           6.3.2   No Pending Litigation . . . . . . . . . . . . . . . . . . . 7
           6.3.3   No Material Adverse Change. . . . . . . . . . . . . . . . . 7
           6.3.4   Corporate Authorization of Merger . . . . . . . . . . . . . 7

ARTICLE 7 TERMINATION; SURVIVAL; WAIVER AND AMENDMENT. . . . . . . . . . . . . 8

     7.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     7.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 8
     7.3   Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 8 OTHER PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     8.1   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     8.2   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     8.3   Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . . 9
     8.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     8.5   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     8.6   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     8.7   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .10

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement"), dated as of June 1, 1997 (the "Execution Date"), is among Eight Point Services, Inc., a Texas corporation, Triple Gold Business, Inc., a Texas corporation, Five Small Fry, Inc., a Texas corporation, and Beta Nutrient Technology, Inc., a Texas corporation (collectively, the "Non-Surviving Corporations"), and Mannatech, Incorporated, a Texas corporation (the "Surviving Corporation"). The Surviving Corporation and the Non-Surviving Corporations may hereafter be collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

     WHEREAS, the Constituent Corporations deem it advisable to merge the Non-Surviving Corporations into the Surviving Corporation (the "Merger") pursuant to this Agreement, the Articles of Merger (as defined below) to be executed by the Constituent Corporations, and the Texas Business Corporation Act (the "Act");

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and agreements hereinafter contained, the Constituent Corporations hereby adopt this Agreement and agree as follows:

                                    ARTICLE 1

                                     GENERAL

     1.1 BOARD AND SHAREHOLDER MEETINGS. As soon as practical after the Execution Date, this Agreement and the transactions contemplated herein shall be submitted for approval by Board of Directors and the shareholders of each of the Constituent Corporations.

     1.2 EXECUTION OF ARTICLES OF MERGER. Subject to the provisions of this Agreement, Articles of Merger to effectuate the terms of this Agreement ("Articles of Merger") shall be executed by the appropriate officers of each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Texas for filing. The Merger shall become effective upon the acceptance for filing of the Articles of Merger by the Secretary of State of the State of Texas, or on such later effective date and time as may be specified in the Articles of Merger (the "Effective Time"). At the Effective Time (i) the separate existence of the Non-Surviving Corporations shall cease and the Non-Surviving Corporations shall be merged with and into the Surviving Corporation, (ii) the Articles of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall constitute the Articles of Incorporation and Bylaws of the Surviving Corporation, and (iii) the officers and directors of the Surviving Corporation at the Effective Time shall continue as the officers and directors of the Surviving Corporation.

     1.3   EFFECTS OF THE MERGER. At and after the Effective Time, the
Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the respective Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                    ARTICLE 2

                            TERMS OF THE TRANSACTION

     2.1 CONVERSION OF SHARES. At the Effective Time, each issued and outstanding share of common stock of the Non-Surviving Corporations, excluding any treasury shares and shares owned by persons who properly exercise their right to dissent under the Texas Business Corporation Act, shall, IPSO FACTO and without any action on the part of the holder thereof, be cancelled and be converted into the right to receive the following number of fully paid and nonassessable share of Common Stock of the Surviving Corporation, par value $0.01 per share:

                                   Number of Mannatech Shares      Total Number of Mannatech
                                   To Be Received For Each         Shares To Be Received For
                                   Outstanding Share of Non-       All Outstanding Shares of
                                   Non-Surviving Corporation     Non-Surviving Corporation Stock
                                   --------------------------    -------------------------------
Eight Point Services, Inc.             10.9320                        109,320
Triple Gold Business, Inc.              9.0736                         90,736
Five Small Fry, Inc.                    1.8584                         18,584
Beta Nutrient Technology, Inc.          9.0679                         90,679

The Effective Time will take place after the Surviving Corporation has effected a 1,000 for 1 split of its outstanding Common Stock, and the foregoing reflect the number of Mannatech shares which will be received after such split. Each share of Common Stock of the Surviving Corporation which shall be issued and outstanding prior to the Effective Time shall remain outstanding.

     2.2 EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing Common Stock of a Non-Surviving Corporation (a "Certificate") shall, upon surrender of such Certificate or Certificates to the Surviving Corporation, be entitled to receive in exchange therefor a certificate representing that number of whole shares of the Common Stock of the Surviving Corporation which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Common Stock of the Surviving Corporation as contemplated by this Article 2.

     2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Common Stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock of the Surviving Corporation represented thereby until the holder of record of such Certificate shall surrender such Certificate to the Surviving Corporation.

     2.4 DISSENTING SHAREHOLDERS. Each share of Common Stock of a Non-Surviving Corporation issued and outstanding immediately prior to the Effective Time, the holder of which has made written demand for the payment of the fair market value of his shares as provided for in Article 5.12A(1) of the Act, is herein called a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his Certificates pursuant to Section 2.2 hereof or otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive Common Stock of the Surviving Corporation pursuant to Section 2.2 hereof and shall be entitled only to such rights as are available to such holder pursuant to the Act. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the Act, such Dissenting Shares shall be converted into the right to receive shares of Common Stock of the Surviving Corporation in accordance with the provisions of Section 2.2 hereof. Each Non-Surviving Corporation shall give the Surviving Corporation (i) prompt notice of any demands received from dissenting shareholders for payment for their shares of Common Stock of a Non-Surviving Corporation and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. No Non-Surviving Corporation shall, without the prior written consent of the Surviving Corporation, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

     2.5 STOCK LEGEND. Certificates representing shares of Common Stock of the Surviving Corporation issued to shareholders of the Non-Surviving Corporations shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS A REGISTRATION STATEMENT COVERING SUCH SHARES IS IN EFFECT OR THE CORPORATION HAS RECEIVED ADEQUATE ASSURANCES, ACCEPTABLE TO THE CORPORATION, THAT AN EXEMPTION FROM REGISTRATION EXISTS."

                                    ARTICLE 3

                REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

     3.1 REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF NON-SURVIVING CORPORATIONS. Each of the Non-Surviving Corporations severally represents and warrants to and covenants with the Surviving Corporation that:

          3.1.1 DUE ORGANIZATION AND AUTHORITY. It is a corporation duly organized and validly existing under the laws of the State of Texas. Subject to the requisite approval of its Board of Directors and shareholders, it has all necessary power and is duly authorized to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and subject to the approval of this Agreement by its Board of Directors and shareholders, the consummation of the Merger and the transactions contemplated herein will not, violate any provisions of its Articles of Incorporation or Bylaws.

          3.1.2 CAPITALIZATION. Its authorized capital stock and the number of its shares which are issued and outstanding are as follows:

                                   Authorized Shares        Issued and
Non-Surviving Corporation          of Common Stock          Outstanding
-------------------------          ---------------          -----------
Eight Point Services, Inc.            1,000,000               10,000

Triple Gold Business, Inc.            1,000,000               10,000

Five Small Fry, Inc.                  1,000,000               10,000

Beta Nutrient Technologies, Inc.      1,000,000               10,000

All of its issued and outstanding shares are validly issued, fully paid and nonassessable. As of the Effective Time, there will be no voting trusts, voting agreements or similar arrangements or understanding affecting any such shares. There are no existing options, warrants, calls, subscription rights, or other rights (including conversion rights) to acquire any shares of its capital stock or any agreements calling for the issuance of any such shares.

     3.2 REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION. The Surviving Corporation represents and warrants to the Non-Surviving Corporations that:

          3.2.1 DUE ORGANIZATION AND AUTHORITY. The Surviving Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas. Subject to the requisite approval of its Board of Directors and shareholders, it has all necessary power and is duly authorized to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and subject to the approval of this Agreement by its Board of Directors and shareholders, the consummation of the merger and the transactions contemplated herein will not, violate any provisions of its Articles of Incorporation or Bylaws.

          3.2.2 CAPITALIZATION OF SURVIVING CORPORATION. At the Effective Time the authorized capital stock of the Surviving Corporation will consist of 100,000,000 shares of Common Voting Stock. Except for options which have been granted to present or former employees of the Surviving Corporation to purchase shares of the Common Stock of the Surviving Corporation, there are no existing options, warrants, calls, subscription rights, or other rights (including conversion rights) to acquire any shares of capital stock of the Surviving Corporation or any agreements calling for the issuance of any such shares.

                                    ARTICLE 4

                     COVENANTS OF NON-SURVIVING CORPORATIONS

     4.1 AUTHORIZATIONS. Each of the Non-Surviving Corporations will take all steps necessary to cause this Agreement and the transactions and other actions contemplated herein to be submitted for the approval of its Board of Directors and shareholders in accordance with Section 1.1 of this Agreement.

     4.2 OPERATION OF BUSINESS. Each of the Non-Surviving Corporations agree that from the date hereof through the Effective Time, except to the extent that the Surviving Corporation shall otherwise consent in writing, each of the Non-Surviving Corporations will operate its business substantially as presently operated and only in the ordinary course of business or as appropriate to consummate the Merger.

     4.3 BEST EFFORTS. Each of the Non-Surviving Corporations shall use its best efforts to cause the Effective Time of the Merger to occur at the earliest practicable time.

                                    ARTICLE 5

                       COVENANTS OF SURVIVING CORPORATION

     5.1 AUTHORIZATIONS. The Surviving Corporation will take all steps necessary to cause this Agreement and the transactions and other actions contemplated herein to be submitted for the approval of its Board of Directors and shareholders in accordance with Section 1.1 of this Agreement.

     5.2 BEST EFFORTS. The Surviving Corporation shall use its best efforts to cause the Effective Time of the Merger to occur at the earliest practicable time.

                                    ARTICLE 6


                                   CONDITIONS


     6.1 EXCHANGE AGREEMENT. Three of the Non-Surviving Corporations are corporate general partners of Texas limited partnerships (collectively, the "Partnerships"), as follows:

     NON-SURVIVING CORPORATION     PARTNERSHIP
     -------------------------     -----------
     Triple Gold Business, Inc.    Power Three Partners, Ltd.

     Five Small Fry, Inc.          Eleven Point Partners, Ltd.

     Beta Nutrient Technology Inc  Beta M. Partners, Ltd.

Pursuant to the terms of an Exchange Agreement dated June 1, 1997 (the "Exchange Agreement"), each of the limited partners of the Partnerships has agreed to contribute his respective limited partnership interest in each of the Partnerships to the Surviving Corporation in exchange for an agreed-upon number of shares of the Common Stock of the Surviving Corporation. In addition to the conditions set forth in Sections 6.2 and 6.3 below, the obligation of each Constituent Corporation to perform this Agreement is subject to the condition that the transactions contemplated by the Exchange Agreement shall have been consummated effective as of the Effective Time.


     6.2 CONDITIONS TO OBLIGATIONS OF SURVIVING CORPORATION. The obligation of the Surviving Corporation to perform this Agreement is subject to the satisfaction of each and every of the following conditions unless waived in writing by the Surviving Corporation.

          6.2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Non-Surviving Corporations set forth in
Section 3.1 hereof shall be true and correct in all material respects as of the date of this Agreement and at all times prior to the Effective Time, except as otherwise contemplated by this Agreement; and each of the Non-Surviving Corporations shall have performed and complied in all material respects with all of the agreements, obligations and covenants required to be performed by it hereunder.

          6.2.2 NO PENDING LITIGATION. No suit, action or other proceeding will be pending or (to the knowledge of any party hereto) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.2.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition of any of the Non-Surviving Corporations since the date of this Agreement, and there shall not exist any material liability or obligation of any of the Non-Surviving Corporations of any kind whatsoever, whether accrued or unaccrued, direct or indirect, absolute or contingent, asserted or unasserted, except liabilities incurred in the ordinary course of business and consistent with past practice.

          6.2.4 CORPORATE AUTHORIZATION OF MERGER. All action necessary to authorize the execution, delivery and performance of this Agreement by each of the Constituent Corporations shall have been duly and validly taken by the Board of Directors and shareholders of each of the Constituent Corporations, and each of the Constituent Corporations shall have full power and right to merge on the terms provided herein.

          6.2.5 DISSENTING SHAREHOLDERS. No holders of the outstanding shares of Common Stock of any of the Non-Surviving Corporations shall have made written demand for the payment of the fair market value of their shares as provided for in Article 5.12A(1) of the Act.

     6.3 CONDITIONS TO OBLIGATIONS OF THE NON-SURVIVING CORPORATIONS. The obligation of the Non-Surviving Corporations to perform this Agreement is subject to the satisfaction of the following conditions, unless waived in writing by each of the Non-Surviving Corporations:

          6.3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Surviving Corporation set forth in Section
3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and at all times prior to the Effective Time, except as otherwise contemplated by this Agreement; and the Surviving Corporation shall have performed and complied in all material respects with all of the agreements, obligations and covenants required to be performed by it hereunder.

          6.3.2 NO PENDING LITIGATION. No suit, action or other proceeding will be pending or (to the knowledge of any party hereto) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.3.3 NO MATERIAL ADVERSE CHANCE. There shall have been no material adverse change in the financial condition or prospects of the Surviving Corporation.

          6.3.4 CORPORATE AUTHORIZATION OF MERGER. All action necessary to authorize the execution, delivery and performance of this Agreement by each of the Constituent Corporations shall have been duly and validly taken by the Board of Directors and the shareholders of each of the Constituent Corporations, and each of the Constituent Corporations shall have full power and right to merge on the terms provided herein.

                                    ARTICLE 7


                   TERMINATION; SURVIVAL; WAIVER AND AMENDMENT

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger:

          (a) By any Constituent Corporation in its sole and absolute discretion (which termination shall not be a breach of this Agreement) if the Effective Time has not occurred within one hundred eighty (180) days after the date of this Agreement; PROVIDED, HOWEVER, that no party may exercise a right of termination pursuant to this Section 7.1(a) if an event preventing the Effective Time from occurring shall be due to the willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

          (b)  By the mutual consent of all the Constituent Corporations; or

          (c) By the Surviving Corporation if events occur which render impossible compliance with one or more of the conditions set forth in Section 6.1 or 6.2 hereof and the satisfaction of such condition or conditions is not waived by the Surviving Corporation; or (ii) by any of the Non-Surviving Corporations if events occur which render impossible compliance with one or more of the conditions set forth in Section 6.1 or 6.3 hereof and the satisfaction of such condition or conditions is not waived by each of the Non-Surviving Corporations.

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the Merger without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement.

     7.3 WAIVER AND AMENDMENT. Any term or provision of this Agreement may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this agreement may be amended or supplemented at any time, whether before or after the directors and shareholders actions referred to in Section 1.1 hereof, by a written agreement executed by each of the Constituent Corporations.

                                    ARTICLE 8

                                OTHER PROVISIONS

     8.1 EXPENSES. The Surviving Corporation shall pay all legal, accounting and other expenses incurred by any Constituent Corporation in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein.

     8.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the Merger and supersedes all prior arrangements or understandings with respect thereto. The parties hereto have made no representations, warranties or covenants other than those contained in this Agreement.

     8.3 DESCRIPTIVE HEADINGS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     8.4 NOTICES. All notices, consents or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in person, by prepaid telex, telegram or telecopy, or by United States registered or certified mail, postage prepaid, addressed as follows:

                    IF TO ANY NON-SURVIVING CORPORATION:

                    Mr. Gary L. Watson
                    600 S. Royal Lane, Suite 600
                    Coppell, Texas 75019

                    WITH A COPY TO:

                    Mr. James M. Doyle, Jr.
                    Matthews & Branscomb, P.C.
                    One Alamo Center
                    106 S. St. Mary's, Suite 700
                    San Antonio, Texas 78205

                    IF TO THE SURVIVING CORPORATION:

                    Mannatech, Incorporated
                    600 S. Royal Lane, Suite 200
                    Coppell, Texas 75019
                    Attention: President

               WITH A COPY TO:

               Ms. Deanne Varner
               600 S. Royal Lane, Suite 600
               Coppell, Texas 75019

     8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same Agreement.

     8.6 ASSIGNMENT. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.7 FURTHER ASSURANCES. Each of the Constituent Corporations shall execute and deliver or cause to be executed and delivered to one another (or to applicable third parties) such further instruments, documents, certificates, consents, filings, recordings and conveyances, and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                         SURVIVING CORPORATION


                                   Mannatech, Incorporated


                                   By: /s/ Samuel L. Caster
                                      --------------------------------------
                                        Samuel L. Caster, President



                         NON-SURVIVING CORPORATION


                                   Eight Point Services, Inc.



                                   By: /s/ Charles E. Fioretti
                                      --------------------------------------
                                        Charles E. Fioretti, President

                                   Triple Gold Business, Inc.


                                   By: /s/ Charles E. Fioretti
                                      --------------------------------------
                                        Charles E. Fioretti, President


                                   Five Small Fry, Inc.


                                   By: /s/ Charles E. Fioretti
                                      --------------------------------------
                                        Charles E. Fioretti, President


                                   Beta Nutrient Technology, Inc.


                                   By: /s/ Charles E. Fioretti
                                      --------------------------------------
                                        Charles E. Fioretti, President

                                     [LOGO]

                      TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
--------------------------------------------------------------------------------
                 JOHN SHARP - COMPTROLLER - AUSTIN, TEXAS 78774

                                October 13, 1997                  2H60/LMUN456



EIGHT POINT SERVICES INC
600 S ROYAL LN STE 200
COPPELL                 TX    75019-3823



                         CERTIFICATION OF ACCOUNT STATUS


THE STATE OF TEXAS

COUNTY OF TRAVIS


I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office,

  EIGHT POINT SERVICES INC

is, as of this date, in good standing with this office for the purpose of merger, withdrawal, conversion when the converting entity will no longer be subject to the franchise tax filing provisions, dissolution under Article 6.01 of the Texas Business Corporation Act or dissolution under Article 6.08 of the Texas Limited Liability Company Act, having filed the required franchise tax reports and having paid the franchise tax computed to be due through December 31, 1997.

This certificate is not valid for the purpose of dissolution under Article 6.06 of the Texas Business Corporation Act.

GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the City of
Austin, this 13th day of
October , 1997 A.D.



/s/ John Sharp

JOHN SHARP
Comptroller of Public Accounts



Charter/C.O.A. number: 013381850-0

                                     [LOGO]

                      TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
--------------------------------------------------------------------------------
                 JOHN SHARP - COMPTROLLER - AUSTIN, TEXAS 78774



                         CERTIFICATION OF ACCOUNT STATUS


THE STATE OF TEXAS


COUNTY OF TRAVIS

I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the current records of this office


TRIPLE GOLD BUSINESS INC

is out of business, that all required reports for taxes administered by the Comptroller have been filed and that the taxes due on those reports have been paid. This certificate may be used for the purpose of dissolution, conversion, merger or withdrawal with the Texas Secretary of State.

This certificate is valid through 12-31-97

GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the
City of Austin, this
9th day of, September 1997


/s/ John Sharp


JOHN SHARP
Comptroller of Public Accounts


                                                       Charter/C.O.A. number:
                                                       013381843

                                     [LOGO]

                      TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
--------------------------------------------------------------------------------
                 JOHN SHARP - COMPTROLLER - AUSTIN, TEXAS 78774






                         CERTIFICATION OF ACCOUNT STATUS


THE STATE OF TEXAS


COUNTY OF TRAVIS

I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the current records of this office

FIVE SMALL FRY INC

is out of business, that all required reports for taxes administered by the Comptroller have been filed and that the taxes due on those reports have been paid. This certificate may be used for the purpose of dissolution, conversion, merger or withdrawal with the Texas Secretary of State.

This certificate is valid through 12-31-97

GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the
City of Austin, this
09th day of, SEPTEMBER 1997



/s/ John Sharp


JOHN SHARP
Comptroller of Public Accounts






                                                       Charter/C.O.A. number:
                                                       013381835

                                     [LOGO]

                      TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
--------------------------------------------------------------------------------
                 JOHN SHARP - COMPTROLLER - AUSTIN, TEXAS 78774






                         CERTIFICATION OF ACCOUNT STATUS


THE STATE OF TEXAS


COUNTY OF TRAVIS


I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the current records of this office

BETA NUTRIENT TECHNOLOGY INC

is out of business, that all required reports for taxes administered by the Comptroller have been filed and that the taxes due on those reports have been paid. This certificate may be used for the purpose of dissolution, conversion, merger or withdrawal with the Texas Secretary of State.


This certificate is valid through 12-31-97


GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the
City of Austin, this
9th day of, September 1997



/s/ John Sharp


JOHN SHARP
Comptroller of Public Accounts







                                                       Charter/C.O.A. number
                                                       013381868